UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported: May 6, 2003)

AMERUS GROUP CO.

(Exact Name of Registrant as Specified in its Charter)

IOWA (State or Other Jurisdiction of Incorporation)	42-1458424 (Commission File Number)	000-30898 (IRS Employer Identification No.)

699 WALNUT STREET DES MOINES, IOWA (Address of principal executive offices)		50309-3948 (Zip Code)

Registrant’s telephone number, including area code: (515) 362-3600

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

AmerUs Group Co. (the “Company”) reported the following results on May 6, 2003.

The Company reported record first quarter 2003 net income of $35.8 million, or $0.91 per diluted share, a 44 percent increase compared with $24.9 million, or $0.59 per diluted share in the first quarter of 2002.

Sales of fixed annuity products for the first quarter of 2003 were $376 million, compared with $394 million in the first quarter of 2002.1

First quarter 2003 fixed life sales were $31.4 million, compared to $30.9 million in the first quarter of 2002.1

On May 7, 2003, the Company reported that at the end of the first quarter of 2003, the Company had $546 million in net unrealized gains.

The Company is filing the AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity as Exhibit 99.1.

ITEM 7 (c). EXHIBITS

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity

99.2	Press Release dated May 6, 2003.

99.3	Supplemental Information.

ITEM 9. REGULATION FD DISCLOSURE

On May 7, 2003, the Company reported the following. As more of the Company's liabilities shift toward its higher return equity-index products, the Company continues to believe that its long-term return on average equity can grow to the 13-14 percent range.2

[1] Sales for an insurance company are a non-GAAP financial measure. The Company does not believe there is a comparable GAAP financial measure and as a result, has not provided a reconciliation. Sales are presented in accordance with industry practice and represent the amount of new business sold during the period. The Company believes sales are a measure of the productivity of its distribution networks. Sales are also a leading indicator of future revenue trends. However, revenues are driven by prior period sales as well as current period sales and therefore, a reconciliation of sales to revenues would not be meaningful or determinable.

[2] This projection is based on adjusted net operating income which is a non-GAAP financial measure. Due to the unpredictability of the timing and recognition of gains and losses, especially items such as credit impairments, trading gains and losses, FAS 133 adjustments as well as the unpredictable nature of certain other unusual or non-recurring items that management believes are not indicative of ongoing operational performance, guidance on GAAP net income cannot be estimated. Accordingly, the Company is unable to provide guidance with respect to, or a reconciliation of guidance on, projected long-term return on average equity to a GAAP basis.

During 2003, the Company expects to begin expensing stock options.

The Company continues to believe that its pre-tax, credit-related write downs, net of any credit-related gains, will be $20-$25 million in 2003.

All statements, trend analyses and other information contained in the following statements relative to markets for products and trends in operations or financial results, as well as other statements including words such as “anticipate”, “believe”, “plan”, “estimate”, “expect”, “intend”, and other similar expressions, constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others, the following possibilities (a) general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect the Company’s ability to sell products, the market value of investments and the lapse rate and profitability of policies; (b) the ability to achieve anticipated levels of operational efficiencies and cost-saving initiatives and to meet cash requirements based upon projected liquidity sources; ( c) customer response to new products, distribution channels and marketing initiatives; ( d) mortality, morbidity, and other factors which may affect the profitability of insurance products; ( e) the ability to develop and maintain effective risk management policies and procedures and to maintain adequate reserves for future policy benefits and claims; (f) changes in the federal income tax laws and regulations which may affect the relative tax advantages of some products; (g) increasing competition in the sale of insurance and annuities and the recruitment of sales representatives; (h) regulatory changes or actions, including those relating to regulation of insurance products and of insurance companies; (i) ratings and those of subsidiaries by independent rating organizations which AmerUs Group believes are particularly important to the sale of products; (j) the performance of investment portfolios; (k) the impact of changes in standards of accounting for derivatives and business combinations, goodwill and other intangibles and purchase accounting adjustments; (l) the Company’s ability to integrate the business and operations of acquired entities; (m) expected life and annuity product margins; (n) the impact of anticipated investment transactions; and ( o ) unanticipated litigation or regulatory investigations.

There can be no assurance that other factors not currently anticipated by the Company will not materially and adversely affect results of operations. You are cautioned not to place undue reliance on any forward-looking statements made by the Company or on its behalf. Forward-looking statements speak only as of the date the statement was made. The Company undertakes no obligation to update or revise any forward-looking statement.

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On May 6, 2003, the Company issued a press release reporting its financial results for the quarter ended March 31, 2003, which the Company is furnishing under this Item 12 as Exhibit 99.2, and posted on its website the supplemental information, which the Company is furnishing under this Item 12 as Exhibit 99.3.

On May 7, 2003, the Company reported the following in its first quarter 2003 earnings call. The spread on the Company’s fixed annuity business decreased to 188 basis points. This compares to 195 basis points a year ago and 204 basis points at year end 2002. The Company’s annualized return on average equity for the first quarter of 2003 was 11.1 percent on a GAAP basis and 12.1 percent calculated using adjusted net operating income (rather than net income) and excluding accumulated other comprehensive income.3 The Company’s margins in the protection segment increased in the first quarter of 2003 to $105 million compared to $98 million in the first quarter of 2002.

Reconciliation of Return on Equity on a
Non-GAAP Basis to GAAP Basis

		Adjusted
	Non-GAAP	Net Operating	GAAP
	Basis	Income Items	Basis

Net income	$36,133	$(344)	$35,789
	X4		x 4

Annualized	144,532		143,156

		Accumulated Other
		Comprehensive
		Income Items

Average Equity:
Beginning balance	1,174,426	88,522	1,262,948
Ending balance	1,210,980	99,886	1,310,866

	2,385,406		2,573,814
	/ 2		/ 2

Average	1,192,703		1,286,907
Return on Equity	12.1%		11.1%

[3] Management of the Company believes that calculating the Company’s annualized return on average equity in this manner assists investors in evaluating the performance of the Company. See footnote 1 of the Company’s Press Release dated May 6, 2003, which is furnished under Item 12 of this Current Report on Form 8-K.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERUS GROUP CO.

	By:	/s/ MELINDA S. URION

Melinda S. Urion Executive Vice President and Chief Financial Officer
Dated: May 7, 2003

EXHIBITS

Exhibit No.	Description

99.1	AmerUs Group Co. Consolidated Statements of Income, Consolidated Balance Sheets and Consolidated Statements of Stockholders’ Equity

99.2	Press Release dated May 6, 2003.

99.3	Supplemental Information.